EXHIBIT 99.2
ABM EXECUTIVE OFFICER INCENTIVE PLAN

1.	PURPOSE.
      The purpose of this ABM Executive Officer Incentive Plan (“Incentive Plan”) is to motivate and reward eligible employees for strong financial performance by making a portion of their cash compensation dependent on the pre-tax operating income of ABM Industries Incorporated.

2.	DEFINITIONS.
      Capitalized terms used in this Incentive Plan shall have the following meanings:

(a) “Aggregate Fund” means three percent of the Pre-Tax Operating Income for the Award Year.

(b) “Award Year” shall mean the fiscal year of the Company.

(c) “CEO Committee” means a committee of independent directors that is designated by the Board of Directors to establish the compensation of the Chief Executive Officer of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(e) “Committee” means the Compensation Committee of the Board of Directors of the Company.

(f) “Company” means ABM Industries Incorporated.

(g) “Covered Employees” shall have the meaning assigned in Section 162(m), which employees generally include the Chief Executive Officer of the Company and any executive officer whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year (other than the Chief Executive Officer).

(h) “PIP” means the Company’s executive performance incentive program as such program may be amended from time to time.

(i) “Pre-Tax Operating Income” means income from continuing operations before income taxes as reported in the Company’s Annual Report on Form 10-K for the Award Year.

(j) “Section 162(m)” shall mean Section 162(m) of the Code and regulations promulgated thereunder, as may be amended from time to time.

3.	ADOPTION AND EFFECTIVE DATE.
      This Incentive Plan was adopted by the Board of Directors of the Company on January 10, 2006, to ensure that the annual bonuses paid hereunder to Covered Employees are deductible without limitations under Section 162(m). This Incentive Plan is subject to and will be effective upon stockholder approval, retroactive to the first day of the Award Year in which such approval is obtained.

4.	ELIGIBLE EXECUTIVES.
      The individuals eligible for bonus payments hereunder shall be the Covered Employees.

5.	THE COMMITTEE AND THE CEO COMMITTEE.
      The Committee shall consist of at least two outside directors of the Company who satisfy the requirements of Section 162(m). The CEO Committee shall consist of the members of the Committee and any additional outside directors of the Company designated by the Board of Directors of the Company who satisfy the requirements of Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret this Incentive Plan in accordance with Section 162(m); provided however that awards to the Chief Executive Officer under this Incentive Plan shall be determined by the CEO Committee.

6.	AWARDS UNDER THE PLAN.
      Awards under the Plan shall be made in the sole discretion of the Committee; provided however that awards to the Chief Executive Officer under this Incentive Plan shall be determined by the CEO Committee. After the close of an Award Year, the CEO Committee shall determine the dollar amount of the award to the made to the Chief Executive Officer and the Committee shall determine the dollar amount of the award to be made to each other Covered Employee for that Award Year; provided, however, that the award amounts shall be subject to the following limitations:

(a) The Aggregate Fund shall be set aside for awards to Covered Employees.

(b) The maximum award payable to any one Covered Employee in the 2006 Award Year shall be the following:

(i) no more than 35% of the Aggregate Fund to the Chief Executive Officer of the Company;

(ii) no more than 20% of the Aggregate Fund to one additional Covered Employee;

(iii) no more than 15% of the Aggregate Fund to the third, fourth and fifth additional Covered Employees

The aggregate awards to such Covered Employees shall not exceed 100% of the Aggregate Fund set forth in (a) above.

(c) For Award Years after 2006, prior to the beginning of the Award Year, or at a later time as permitted by Section 162(m), the Committee shall establish maximum percentages of the Aggregate Fund to be awarded to each of the Covered Employees. In each Award Year, (i) the aggregate percentages of the Aggregate Fund awarded to such Covered Employees shall not exceed 100% of the Aggregate Fund set forth in (a) above for such Award Year and the percentage allocated to any Covered Employee will not exceed 40% of the Aggregate Fund.

(d) The CEO Committee and the Committee in their sole discretion may reduce the awards authorized above for the Chief Executive and the other Covered Employees respectively. In determining the amount of any reduced bonus, the CEO Committee and the Committee reserve the right to apply objective criteria utilizing measures other than Pre-Tax Operating Income and/or to apply subjective, discretionary criteria (including but not limited to those measures and criteria utilized under the PIP) to determine a reduced bonus amount. The Committee’s exercise of discretion to reduce the award to any Covered Employee may not result in an increase in the amount payable to another Covered Employee.

(e) The Committee shall specify the manner of adjustment of Pre-Tax Operating Income to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction.

7.	PAYMENT OF BONUSES.
      The bonuses payable hereunder shall be paid in lieu of any bonus payable under the Company’s PIP. Except as otherwise provided in this Section 7, the bonuses payable hereunder shall be paid as soon as reasonably practicable after the amount thereof has been determined pursuant to Section 6, but in any event within ten days of the filing of the Annual Report on Form 10-K for the fiscal year for which the amount of the bonus is determined. A Covered Employee may elect to defer all of any portion of the bonus pursuant to the terms of the Company’s Deferred Compensation Plan by making an election in the manner and within the time prescribed by the Deferred Compensation Plan and in compliance with Code Section 409A.

8.	ADMINISTRATION.
      Decisions and selections of the Committee and the CEO Committee shall be made by a majority of their members and, if made pursuant to the provisions of the Plan, shall be final.

9.	INTERPRETATION AND SEVERABILITY.
      The Plan is intended to comply with Section 162(m), and all provisions contained herein shall be construed and interpreted in a manner to so comply. In case any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

10.	AMENDMENT OR TERMINATION.
      The Board of Directors may terminate or suspend the Plan at any time. The Committee may amend the Plan at any time; provided that (i) to extent required under Section 162(m), the Plan will not be amended without approval of the Company’s stockholders, (ii) no amendment shall be made to the roles and responsibilities of the CEO Committee without the approval of the Board of Directors, and (iii) no amendment shall retroactively and adversely affect the payment of any award previously made.

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